Exhibit 99.2

FIRST AMENDMENT TO LEASE

THIS AMENDMENT is entered into as of this 12th day of November, 2007, between IRET – PLYMOUTH, LLC, a Minnesota limited liability company (“Landlord”), and VASCULAR SOLUTIONS, INC., a Minnesota corporation (“Tenant”).

RECITALS

A.

Landlord and Tenant are parties to a certain “Standard Commercial Lease” dated December 14, 2006 (the “Lease”). Pursuant to the Lease, Landlord currently leases to Tenant 13,966 square feet (the “Premises”) in the building commonly known as “Plymouth Tech Park II,” and located at 5025 Cheshire Lane North, Plymouth, Minnesota (the “Building”); and

B.	The current term of the Lease is scheduled to expire on September 30, 2008. However, Landlord and Tenant desire to amend the Lease, pursuant to the terms as set forth herein.

THEREFORE, FOR VALUABLE CONSIDERATION, Landlord and Tenant agree as follows:

1.  Extension of Term. The term of the Lease is hereby extended for a period of seven (7) years, commencing on October 1, 2008, and continuing through September 30, 2015 (hereinafter, the “Extension Term”), unless sooner terminated in accordance with the terms of the Lease.

2.  Rent. Tenant shall pay Base Rent to Landlord, in advance, without offset or deduction, in monthly installments in strict accordance with the following schedule:

Months	Annual	Monthly
10/1/2008 through 9/30/2010	$62,847.00 ($4.50/sf)	$5,237.25
10/1/2010 through 9/30/2012	$71,924.90 ($5.15/sf)	$5,993.74
10/1/2012 through 9/30/2015	$76,114.70 ($5.45/sf)	$6,342.89

Tenant shall continue to pay its proportionate share of common expenses (including taxes and assessments), as provided for in the Lease. Tenant will make all rent payments to Landlord, without Landlord’s previous demand, invoice or notice for payment, at the rent payment address specified by Landlord or at such other place or in such other manner as Landlord may from time to time designate in writing.

3.  Tenant Improvements. Landlord is providing the Premises in its current “AS IS” condition, without representation or warranty of any kind. Landlord shall have no obligation to make any modifications or alterations to the Premises. Landlord acknowledges that Tenant intends to construct certain improvements in the Premises (the “Tenant Improvements”). The costs of the Tenant Improvements shall be paid by Tenant; provided, however, that Landlord shall make available to Tenant an allowance of up to $28,000.00 (the “Allowance”). Upon receipt of paid receipt invoices, lien waivers, and any other information or documentation reasonably requested by Landlord, Landlord shall reimburse Tenant from the Allowance for Tenant’s actual costs relating to the construction of the Tenant Improvements. The Allowance may not be used to offset Rent, or to reimburse Tenant for any costs or expenses not directly related to the construction of the Tenant Improvements. The Tenant Improvements shall be constructed (i) in accordance with the plans and specifications that have been approved by Landlord in writing, (ii) in a good and workmanlike manner using only new and first-grade materials, (iii) in compliance with all other applicable provisions in the Lease, and (iv) in compliance with all applicable governmental laws, ordinances, rules and regulations. If the cost of the Tenant Improvements exceeds the Allowance, Tenant shall have sole responsibility for the payment of such excess cost. If the cost of the Tenant’s Improvements is less than the Allowance, Tenant shall not be entitled to any payment or credit for such excess amount. To the extent any portion of the Allowance has not been advanced to Tenant by March 1, 2009, the remaining portion of the Allowance as of said date shall be forfeited to Landlord, and Tenant shall be solely responsible for the costs of any Tenant Improvements on and after said date.

4.  Option to Extend. Section 1.9 of the original Lease is deleted in its entirety. Tenant shall have the right, to be exercised as hereinafter provided, to extend the term of this Lease for two (2) periods of five (5) years each (each such period, a “Next Extension Term”), on the following terms and conditions and subject to the limitations hereinafter set forth. Each Next Extension Term shall be upon the same terms, covenants and conditions as in this Lease, except that Base Rent shall be the greater of (A) the annual Base Rent in effect immediately prior to the Next Extension Term; and (B) the Fair Market Base Rent for such space on the date such Next Extension Term shall commence. “Fair Market Base Rent” shall mean that net annual base rent per rentable square foot of the Premises as of the commencement of the Next Extension Term that a willing credit-worthy tenant would pay and a willing landlord would accept in an arms length bona fide negotiation for space comparable to the Premises in condition, quality, size and location in the Plymouth, Minnesota area, with neither party under a compulsion for the appropriate term. Tenant shall notify Landlord of its desire to extend the term for the Next Extension Term by notifying Landlord in writing (“Extension Notification”) at least nine (9) months prior to commencement of the Next Extension Term. Upon Landlord’s receipt of the Extension Notification, Landlord and Tenant shall make a good faith effort to agree upon the Fair Market Base Rent of the Premises for the Next Extension Term. In the event that Landlord and Tenant fail to agree upon the Fair Market Base Rent within forty-five (45) days of Landlord’s receipt of the Extension Notification, then Tenant’s extension right shall automatically terminate. Tenant’s option to extend as set forth in this Section shall be contingent upon this Lease being in full force and effect and Tenant not being in default in the performance of any of the terms, covenants and conditions herein contained in respect to a matter as to which notice of default has been given hereunder which has not been remedied within the time limited in this Lease.

5.  Brokers. United Properties is Landlord’s broker. Tenant is not represented by a broker. Each party shall be responsible to pay a fee or commission to that party’s respective broker. Landlord and Tenant each represents and warrants to the other that it has not had any dealings with any other realtors, brokers, finders or agents in connection with this Amendment, and each agrees to release, indemnify, defend and hold the other harmless from and against any claim based on the failure or alleged failure to pay any other realtors, brokers, finders or agents and from any cost, expense or liability for any compensation, commission or charges claimed by any realtors, brokers, finders or agents claiming by, through or on behalf of it with respect to this Amendment or the negotiation of this Amendment.

6.  This Amendment is integrated into and made a part of the Lease. Except as specifically otherwise provided herein, all other terms and conditions of the Lease, as hereby amended, are ratified and confirmed and shall remain unchanged and in full force and effect. In the event of any conflict between this Amendment and the Lease, the terms and conditions of this Amendment shall govern and control. Capitalized terms used herein but not defined herein have the meanings assigned to such terms in the Lease.

7.  The Lease, as amended by this Amendment, constitutes the understanding between the parties relating to the subject matter of this Amendment, and all prior agreements, proposals, negotiations, understandings and correspondence between the parties in this regard, whether written or oral, are superseded and merged with this Amendment. Both parties have obtained any and all necessary consents and/or approvals prior to executing this Amendment.

8.  This Amendment is binding on and inures to the benefit of Landlord and Tenant and their respective successors and assigns.

IN WITNESS WHEREOF, each party to this Agreement has caused it to be executed as of the date set forth above.

LANDLORD:

IRET – PLYMOUTH, LLC, a Minnesota limited liability company

By:  IRET Properties, a North Dakota Limited Partnership, its Managing Member

By:  IRET, Inc., its general partner

By:	/s/ Thomas A. Wentz, Jr.
Thomas A. Wentz, Jr., Senior Vice President

By:	/s/ Charles A. Greenberg
Charles A. Greenberg, Vice President

TENANT:

VASCULAR SOLUTIONS, INC., a Minnesota corporation

By:	/s/ Jim Quackenbush
Print Name: Jim Quackenbush Its: Vice President of Manufacturing